Calculation of Filing Fee Tables
S-4
Richmond Mutual Bancorporation, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value	Other	6,269,855		$ 87,178,646.00	0.0001381	$ 12,039.37
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 87,178,646.00		$ 12,039.37
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 12,039.37
Offering Note
[1]	1.1 Computed pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, as amended. 1.2 Represents the maximum number of shares of Richmond Mutual Bancorporation, Inc. ("Richmond Mutual") common stock estimated to be issuable in the merger, based on the product of (i) 1,844,075 shares of The Farmers Bancorp, Frankfort, Indiana ("Farmers Bancorp") common stock outstanding as of March 19, 2026 (including 13,763 restricted stock unit awards) and (ii) 3.40. Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of additional securities of Richmond Mutual as may be issuable as a result of stock splits, stock dividends or similar transactions. 1.3 The aggregate offering price is: (a) $87,178,646, which is the product of (i) $47.275, the average of the closing bid and asked prices per Farmers Bancorp common stock as reported on the OTC Market on March 19, 2026, which was within five days prior to the date of filing of this registration statement, and (ii) 1,844,075, the maximum number of shares of Farmers Bancorp common stock (including 13,763 restricted stock unit awards) to be exchanged in the merger. 1.4 Calculated by multiplying the estimated aggregate offering price of the securities being registered by 0.0001381.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date